Exhibit 4

[Translation]

Rule 802 Legend

This exchange offer or business combination is made for the securities of a foreign company. The offer is subject to disclosure requirements of a foreign country that are different from those of the United States. Financial statements included in the document, if any, have been prepared in accordance with foreign accounting standards that may not be comparable to the financial statements of United States companies.

It may be difficult for you to enforce your rights and any claim you may have arising under the federal securities laws, since the issuer is located in a foreign country, and some or all of its officers and directors may be residents of a foreign country. You may not be able to sue a foreign company or its officers or directors in a foreign court for violations of the U.S. securities laws. It may be difficult to compel a foreign company and its affiliates to subject themselves to a U.S. court’s judgment.

You should be aware that the issuer may purchase securities otherwise than under the exchange offer, such as in open market or privately negotiated purchases.

April 26, 2013

Company Name:	Furukawa-Sky Aluminum Corp.

Representative:	Mitsuru Okada President and Chief Executive Officer

Share Code:	5741, First Section, Tokyo Stock Exchange

Inquiries:	Ryu Sawachi General Manager, Public and Investor Relations Department
Telephone +81-3-5295-3800

Partial Amendment to Articles of Incorporation of Furukawa-Sky Aluminum Corp.

Furukawa-Sky Aluminum Corp. (“FSA”) hereby announces that, at a meeting of the Board of Directors held today, FSA adopted a resolution relating to a partial amendment to its Articles of Incorporation. In addition, this amendment to the Articles of Incorporation is subject to the conditions precedent that (i) the amendment is approved at the Ordinary Shareholders’ Meeting scheduled to be held in late June 2013 and (ii) the merger (the “Merger”) between FSA and Sumitomo Light Metal Industries, Ltd. (“SLM”) scheduled for October 1, 2013 becomes effective.

1.	Purpose of the Amendment to the Articles of Incorporation

Since FSA plans to conduct the business integration with SLM Scheduled for October 1, 2013, in connection with the business integration, FSA is to amend the provisions of its current Articles of Incorporation related to its trade name, its business purpose, the total number of shares authorized for issuance, the members of its Board of Directors and Board of Statutory Auditors, and dividends. The proposed change in its trade name has already been announced on April 11, 2013.

2.	Content of Amendment to the Articles of Incorporation

Please refer to the attached Appendix for the content of the amendment to the Articles of Incorporation.

3.	Schedule

May 9, 2013 (scheduled)	Meeting of the Board of Directors to decide the convocation of the Ordinary Shareholders’ Meeting

Late June 2013 (scheduled)	Ordinary Shareholders’ Meeting

October 1, 2013 (scheduled)	Effective date of the amendment to the Articles of Incorporation (effective date of the Merger)

End

Appendix

(Amended portions are underlined)

Present Article	Proposed Amendment
(Trade Name) Article 1. This Company shall be called Furukawa Sukai Kabushiki Kaisha and expressed in the English language as Furukawa-Sky Aluminum Corp.	(Trade Name) Article 1. This Company shall be called Kabushiki Kaisha UACJ and expressed in the English language as UACJ Corporation.

(Purpose)

Article 2. The purposes of the Company are to engage in the following businesses:

1. Manufacturing, processing and sales of aluminum and aluminum alloys

2. Management, control and consultation of manufacturing, processing and sales companies related to the above items

(New provisions)

3. Manufacturing and sales of raw materials, supplementary materials and equipment related to Item 1

4. Design, execution and contract for work of civil engineering and construction work related to Item 1

5. Transport, logistic management and consulting related to the above items

(New provisions)

6. Other businesses incidental or relating to any of the foregoing

(Purpose)

Article 2. The purposes of the Company are to engage in the following businesses:

1. Manufacturing, processing and sales of non-ferrous metals such as aluminum, copper, zinc, titanium, and nickel and non-ferrous metal alloys

2. Management, control and consultation of manufacturing, processing and sales companies related to the above items

3. Manufacturing and sales of various kinds of products, accessories, and by-products related to Item 1

4. Manufacturing and sales of raw materials, supplementary materials and equipment related to Item 1

5. Design and supervision, execution and contract for work of civil engineering and construction work related to Item 1

6. Transport, logistic management and consulting related to the above items

7. Purchase, sale, lease, brokerage, and management of real estate

8. Other businesses incidental or relating to any of the foregoing

(Total Number of Shares Authorized for Issuance)

Article 6. The total number of shares authorized to be issued by the Company shall be four hundred million (400,000,000) and shall be constituted entirely of common stock.

(Total Number of Shares Authorized for Issuance)

Article 6. The total number of shares authorized to be issued by the Company shall be 1.7 billion (1,700,000,000) and shall be constituted entirely of common stock.

Present Article	Proposed Amendment

(Convocator and Chairman)

Article 14. Unless otherwise provided by laws and regulations, the President and Chief Executive Officer convenes and chairs the shareholders’ meeting.

(2) In the event the President and Chief Executive Officer is unable to fulfill this duty, a Director selected in accordance with the order of priority previously determined by the Board of Directors will convene and chair the shareholders meeting.

(Convocator and Chairman)

Article 14. Unless otherwise provided by laws and regulations, the Chairman and Chief Executive Officer or the President and Chief Executive Officer convenes and chairs the shareholders’ meeting.

(2) In the event the Chairman and Chief Executive Officer and the President and Chief Executive Officer is unable to fulfill this duty, a Director selected in accordance with the order of priority previously determined by the Board of Directors will convene and chair the shareholders meeting.

(Representative Directors and Managing Directors)

Article 21. Representative directors are appointed by resolution of the Board of Directors.

(2) The Board of Directors shall appoint by resolution one President, a small number of vice presidents, senior managing directors and managing directors.

(Representative Directors and Managing Directors)

Article 21. Representative directors are appointed by resolution of the Board of Directors.

(2) The Board of Directors shall appoint by resolution one Chairman and Chief Executive Officer and one President and Chief Executive Officer.

(Convocator and Chairman of Meetings of Board of Directors)

Article 22. Unless otherwise provided by laws and regulations, the President and Chief Executive Officer convenes and chairs the meetings of the Board of Directors.

(2) In the event the President and Chief Executive Officer is unable to fulfill this duty, a Director selected in accordance with the order of priority previously determined by the Board of Directors will convene and chair the meetings of the Board of Directors.

(Convocator and Chairman of Meetings of Board of Directors)

Article 22. Unless otherwise provided by laws and regulations, the Chairman and Chief Executive Officer or the President and Chief Executive Officer convenes and chairs the meetings of the Board of Directors.

(2) In the event the Chairman and Chief Executive Officer and the President and Chief Executive Officer is unable to fulfill this duty, a Director selected in accordance with the order of priority previously determined by the Board of Directors will convene and chair the meetings of the Board of Directors.

(Resolution Method of Board of Directors and Omission of Resolutions)

Article 24. Resolutions of the Board of Directors are adopted by a majority vote of attending Directors, who represent the majority of Directors entitled to vote.

(2) Provided that conditions stipulated by Article 370 of the Corporate Law are satisfied, the Company shall deem a resolution has been adopted by the Board of Directors.

(Resolution Method of Board of Directors and Omission of Resolutions)

Article 24. Resolutions of the Board of Directors are adopted by not less than two-thirds vote of attending Directors, who represent the majority of Directors entitled to vote.

(2) Provided that conditions stipulated by Article 370 of the Corporate Law are satisfied, the Company shall deem a resolution has been adopted by the Board of Directors.

Present Article	Proposed Amendment
(Number of Statutory Auditors) Article 27. The number of Statutory Auditors of the Company shall not exceed four (4).	(Number of Statutory Auditors) Article 27. The number of Statutory Auditors of the Company shall not exceed six (6).

(Full-Time Statutory Auditors) Article 30. The Board of Statutory Auditors shall appoint full-time auditors by means of a resolution.	(Full-Time Statutory Auditors) Article 30. The Board of Statutory Auditors shall appoint full-time auditors by means of a resolution.

(Dividend of Surplus) Article 36. Dividends of surplus shall be paid to the shareholders or registered pledges registered or recorded in the shareholders register as of March 31 each year.	(Dividend of Surplus) Article 36. Dividends of surplus shall be paid to the shareholders or registered pledges recorded in the shareholders register as of March 31 each year.

(Interim Dividend)

Article 37. The Company may, by a resolution of the Board of Directors, pay an interim dividend to the shareholders or registered pledges registered or recorded in the shareholders register as of September 30 each year.

(Interim Dividend)

Article 37. The Company may, by a resolution of the Board of Directors, pay an interim dividend to the shareholders or registered pledges recorded in the shareholders register as of September 30 each year.

End